UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2003

Yellow Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-12255 (Commission File Number)	48-0948788 (IRS Employer Identification No.)

10990 Roe Avenue Overland Park, Kansas (Address of principal executive offices)		66211 (Zip Code)

Registrant’s telephone number, including area code: (913) 696-6100

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)    Financial statements of businesses acquired.

Not applicable.

(b)    Pro forma financial information.

Not applicable.

(c)    Exhibits.

99.1 Slideshow presentation to investors and analysts on July 31, 2003 and subsequent dates.

Item 9.    Regulation FD Disclosure

On July 8, 2003, Yellow Corporation and Roadway Corporation agreed to the acquisition of Roadway Corporation by Yankee LLC, a newly formed Delaware limited liability company and a wholly owned subsidiary of Yellow Corporation, under the terms of the Agreement and Plan of Merger filed as Exhibit 2.1 to the Current Report on Form 8-K filed on July 8, 2003, as amended. Certain information related to the merger and currently contemplated related financings is included in Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in Yellow’s Current Report on Form 8-K filed on August 4, 2003, Yellow’s Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2003

YELLOW CORPORATION

By:	/s/ Daniel J. Churay
Senior Vice President, General Counsel and Secretary

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Index to Exhibits

Exhibit Number	Description

99.1	Slideshow presentation to investors and analysts on July 31, 2003 and subsequent dates.